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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in K&G Men's Center, Inc.'s Form S-8 Registration Statement of our report dated March 13, 1996 appearing on page 18 of K&G Men's Center, Inc.'s Form 10-K for the year ended January 28, 1996.



Atlanta, Georgia
March 17, 1997